Exhibit 99

                                   Certificate

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                            (18 U.S.C. Section 1350)



         I, Dawn E. Neuman, duly authorized member of the SENA 401(k) Board, certify that, to the best of my knowledge, the Annual Report on Form 11-K of Stora Enso Oyj (Stora Enso Corporation) relating to the SENA 401(k) Plan for Kimberly Union Members for the year ended December 31, 2002, filed with the Securities and Exchange Commission on the date hereof (i) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the SENA 401(k) Plan for Kimberly Union Members.





Dated: September 29, 2003                    /s/ Dawn E. Neuman
                                             ---------------------------------
                                             Dawn E. Neuman
                                             Member, SENA 401(k) Board,
                                             On behalf of the SENA 401(k)
                                             Board as Plan Administrator